UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 14, 2014

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, Gary J. Elek informed LNB Bancorp, Inc. (the “Company”) of his decision to retire from his employment with the Company in early 2015. In connection with his retirement, Mr. Elek will step down from his position as Chief Financial Officer of the Company effective as of July 28, 2014, after which Mr. Elek will remain employed with the Company and transition the balance of his responsibilities over his remaining time until his planned retirement early next year.

Effective July 28, 2014, the Company will appoint James H. Nicholson, age 51, as Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Nicholson most recently served, from October 2013 to July 2014, as a Senior Financial Advisor for F.N.B. Corporation, a financial services company headquartered in Hermitage, Pennsylvania, following FNB’s acquisition of PVF Capital Corp. in October 2013. From November 2009 to October 2013, Mr. Nicholson served as Executive Vice President and Chief Financial Officer of PVF Capital Corp., a bank holding company that was headquartered in Solon, Ohio prior to its acquisition by FNB. From 2006 to 2009, Mr. Nicholson served as Regional President and Regional Operating Officer for Huntington National Bank.

In connection with Mr. Nicholson’s appointment as Chief Financial Officer, he will receive an annual salary of $220,000 and will be eligible to participate in the Company’s 2014 Management Incentive Plan for Key Executives, with the opportunity to earn a bonus equal to  20% of his base pay. Upon the effectiveness of his appointment as Chief Financial Officer, Mr. Nicholson will be granted a nonqualified stock option under the Company’s Amended and Restated 2006 Stock Incentive Plan to purchase 7,500 common shares of the Company in such form and pursuant to terms consistent with stock options previously granted by the Company to its executive officers.

Upon his appointment as Chief Financial Officer, Mr. Nicholson also will receive a Change in Control Supplemental Executive Compensation Agreement (the “Change in Control Agreement”) substantially similar to the agreement previously entered to by the Company with Mr. Elek.  Under the Change in Control Agreement, if, within the two years following a change in control of the Company (as defined in the Change in Control Agreement), Mr. Nicholson’s employment with the Company is terminated by the Company other than for cause, or by Mr. Nicholson for good reason (each as defined in the Change in Control Agreement), Mr. Nicholson would be entitled to (1) a payment equal to two times his highest annual base salary paid, plus two times his highest annual incentive bonus earned, during the Company’s last three fiscal years completed prior to the date of termination and (2) continuation of certain benefits provided by the Company for a period of 24 months following the date of termination.

There are no family relationships between Mr. Nicholson and any director or executive officer of the Company. There are no transactions in which Mr. Nicholson has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure

          On July 17, 2014, the Company issued a press release announcing that Gary J. Elek has decided to retire in early 2015 and will step down as Chief Financial Officer effective July 28, 2014 and that the Company will appoint James H. Nicholson as Chief Financial Officer effective July 28, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of July 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	July 17, 2014	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of July 17, 2014.